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                                                                   EXHIBIT 99.1



NTL Europe, Inc. - Nasdaq Europe Market Authority Announces Approval Of Request For Delisting By NTL Europe, Inc.
January 24, 2003

NASDAQ EUROPE MARKET AUTHORITY ANNOUNCES APPROVAL OF REQUEST FOR DELISTING BY NTL EUROPE, INC.

At the request of NTL Europe, Inc., the Nasdaq Europe Market Authority has approved the withdrawal of the Company's common stock from listing on Nasdaq Europe. The delisting will take effect at the close of business on January 27, 2003.

NTL Europe requested that its common stock be delisted because upon the previously announced consummation of its bankruptcy plan on January 10, 2003, its then existing common stock was cancelled and was replaced with newly issued common stock which will not be listed on Nasdaq Europe. Former stockholders are entitled to their distribution under the Plan.


Any questions regarding this regulatory announcement can be addressed to Clive Hammond at +44 (0) 7876 131641. More information may be obtained from the Company's web site at www.ntleurope.com.